UNITED STATES SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C. 20549

                       Form 8-K

                   CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) January 31,1997


SYSTEMS COMMUNICATIONS, INC.
----------------------------------------------------------------------
(Exact name of Registrant as specified in its charter)


FLORIDA                            000-26668           65-0036344
----------------------------------------------------------------------
(State or other jurisdiction        (Commission     (I.R.S Employer
of incorporation or organization)    file Number)   Identification No.)


4707 140th Avenue North,Suite 107,CLEARWATER, FLORIDA        33762
----------------------------------------------------------------------
(Address of principal executive offices)                (ZIP Code)


Registrant's telephone number, including area code      (813)530-4800

                         SYSTEMS COMMUNICATIONS, INC.

Item 2. Acquisition or Disposition of Assets

On January 31,1997, the Company sold (i) the long-distance customer base of Telcom Network, Inc. (TNI) and the existing customer receivables of TNI for $76,000 in cash to Tel-Save Holdings, Inc. and (ii) the customer base, agreements and work-in-process of TNI's utility audit division for $25,000 in cash and a $500,000 convertible debenture issued by the acquiring company (International TeleData Corporation). The convertible debenture is due on January 31,1999 and bears interest at 8% per annum beginning April 2, 1997 and through the date of conversion. Such conversion is at the average bid and ask prices of the acquiring company's common stock on the effective date of a registration statement covering the shares issuable upon conversion of the convertible debenture or, if converted upon maturity, at the average bid and ask prices of the acquiring company's common stock on the maturity date.

On May 21, 1997, the Company entered into a rescission agreement with Ameristar Telecommunications, Inc. (ATI) and the former shareholders of ATI (Messrs. Armstrong and Woodward). The rescission agreement provides for the return of all of the ATI stock acquired by the Company in the August 1994 acquisition of ATI to the former shareholders of ATI in return for approximately 685,000 shares of the Company's common stock held by the former shareholders of ATI. The agreement also provides that the former shareholders of ATI resign from the Board of Director's of the Company and that the former shareholders of ATI execute a promissory note in favor of the Company for the amount of ATI debt guaranteed by the Company.

On June 9, 1997 the Company completed the spin-off of Health Management Technologies, Inc. (HMT) to the former shareholders of HMT. The spin-off of HMT allowed the Company to recover the inter-company debt it had with HMT (approximately $450,000) and relieved the Company from a contractual obligation to provide financing to HMT in excess of $1.0 million. Under the terms of the Agreement, the Company returned all of the HMT stock acquired by the Company in the March 1996 acquisition of HMT to the former shareholders of HMT in exchange for the shares of the Company's common stock (309,837 shares) issued in connection with the acquisition.

The Company and HMT also entered into a Cooperative Marketing and Option Agreement, effective June 9, 1997. Under the Agreement SCI and HMT granted each other for a period of five (5) years a non-exclusive right to market each other's services and products. The agreement also granted SCI a non-transferable option to purchase 667 shares of non-voting common stock of HMT at a purchase price of $67.50 per share. The option expires eighteen months from the effective date of the Agreement.

After the sale, in January 1997, of substantially all of the assets of TNI (excluding the award in arbitration against GE Capital Communications Services Corporation (GECCS) and New Enterprise
Wholesale Services, LP (News), acquired by the Company in July 1995, the rescission in May 1997 of the August 1994 acquisition of ATI and the June 1997 spin-off of HMT, which was acquired by the Company in March 1996, the Company's remaining operations consist of National Solutions Corporation (NSC). For the year ended December 31, 1996, NSC had net revenues of $1,574,825 (unaudited) and an operating loss of $2,041,335 (unaudited), before adjustments, if any, which may be required to reflect an impairment, if any, in the carrying value of NSC's assets, consisting principally of intangibles. Under Statement of Financial Accounting Standards No. 121, Accounting for Long-lived Assets and for Long-Lived Assets to be Disposed of, the Company is required to review the recoverability of long-lived assets and identifiable intangibles for impairment and has engaged a third-party appraisal company to conduct an independent appraisal of NSC's assets. Upon completion of the independent appraisal, the Company believes that it will be in a position to make the required adjustments, if any, to its financial statements for the year ended December 31, 1996, file its Annual Report on Form 10-K for the year ended December 31, 1996 and bring its Quarterly Reports on Form 10-Q to a current status. See Item 5. below. It is uncertain whether or not NSC's operating activities will generate profitable operations in the future.

Item 5. Other Events

The Company has not filed its Annual Report on Form 10-K for the year ended December 31,1996 or its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997. The reason for the delay in filing these reports is to give the Company an opportunity to obtain an independent appraisal of the carrying of NSC's assets and make a determination as to any impairment loss that management believes may be required to be recognized in the 1996 financial statements. The Company acquired NSC, in October 1995, in a stock and cash transaction valued at $10.5 million and has incurred significant operating losses related to that business since that time. As of December 31, 1996, NSC had total assets of $15,187,596 (before adjustments, if any, which may be required to reflect an impairment, if any, in the carrying value of those assets).

The Company is unable to predict when the appraisal of NSC's assets will be completed or when the late filings with the SEC under the 1934 Act will be completed but is pursuing resolution of these matters.

Effective June 18, 1997, the Department of the Army, Academy of Health Services, Fort Sam Houston, agreed to renew the Cooperative Research and Development Agreement (CRDA) with the Company (and NSC) for one additional year. Under the CRDA renewal, the Company, with prior approval of the Department of the Army, may utilize the licensed software and CHAMPUS database to perform evaluation and analysis of health care benefits for companies outside of the Automotive Industry and their downline vendors in the United States.

As discussed in Item 2. above, the Company is reorganizing its corporate structure due to cash flow difficulties and is attempting to raise additional capital in order to fund ongoing operations and market the recently completed healthcare claims database and software analysis products of NSC. The Company is experiencing cash flow difficulties due to continuing operating losses and is not able to meet all of it's short-term or long-term obligations as they become due (including those required to enable the Company to meet all of its filing requirements under the Securities Exchange Act of 1934).


Recent Management Changes

In January 1997, the founders and management of NSC (the Retiring Management)resigned in a negotiated agreement between the Company and Retiring Management. The material features of the agreement include (i) the waiver by Retiring Management of (a) all accrued and unpaid bonuses ($695,214) and (b) $2,000,000 of the Company's common stock which was to be issued to Retiring Management pursuant to the NSC acquisition agreement and (ii) an undertaking by the Company to negotiate a license agreement with Retiring Management for the exclusive use of NSC's software and technology to service state governments west of the Mississippi River(excluding Utah), Mexico and Central and South America, subject to minimum performance standards, in consideration for a royalty fee of one-half of one percent of all revenues derived by Retiring Management from such license agreement. The license agreement is to provide for (i) the sharing on a 50-50 basis, of the net profits (to be defined) earned by NSC from the States of New York and New Jersey and by Retiring Management from Mexico and (ii) a requirement that Retiring Management use at a reasonable fee NSC as its sole supplier of data processing services to process work derived from the license agreement for a period of two years.

The Company is currently evaluating NSC's management structure and reorganization thereof and in July 1997 appointed Mr. Hugh M. Gibbins, Jr. as an Executive Vice President of the Company (responsible for the sales and marketing activities of NSC). For the last five years Mr. Gibbons has served as President of Gibbons Health Plan Recoveries, Inc., President of and Principal of Health Plan Audit Services, Inc., President of H.M. Gibbons & Associates, Inc. and Executive Vice President of HMG Health Care Auditing, Inc. Mr Gibbons has over 34 years of healthcare cost containment experience and has a Doctor of Jurisprudence Degree from the University of Baltimore School of Law.

Prior to the appointment of Mr. Gibbons as Executive Vice President of the Company, Lawrence A. Perin, MD, Vice President of Medical Affairs since February 1996, together with corporate management, managed the operations of NSC. Dr. Perin resigned as Vice President of Medical Affairs in June 1997. In February 1997, the Board of Directors accepted the resignation of Mr. Robert A. Alexander as the Company's Chief Operating Officer.

In April 1997, the Board of Directors accepted the resignations of Mr. Stephen Williams, President and Chief Executive Officer, and Mr. Edwin
B. Salmon, Executive Vice President. Mr. Salmon continues to serve as Chairman of the Board of Directors. In July 1997, Mr. Williams also resigned from the Board of Directors (see Item 6.). Mr. Williams was replaced as the Company's President and Chief Executive Officer, on a temporary basis, until his resignation in June 1997, by Mr. Douglas Drumwright, a partner in the turnaround firm of Alpha Partners.

In April 1997, Mr. Richard A. Sweet was added to the Company's Board of Directors. For the past five years, Mr. Sweet has been a Branch Manager for Insurance Adjustors and Services Corporation of Tampa, Florida and from 1960 to 1986 was Branch Manager and Supervisor of Claims for Indiana Insurance Co.

In May 1997, Mr. Larry R. Snapp was elected to the Company's Board of Directors. For the last five years, Mr. Snapp was Vice President of National City Bank of Indiana, a position he recently retired from.

In late June and early July 1997, several other changes in management occurred. In addition to the resignations of Mr. Drumwright, the acting President and CEO of the Company and Dr. Perin, Vice President of Medical Affairs of NSC, the Board of directors accepted the resignation of Mr. Robert Thompson, the Company's Chief Financial Officer since February 1996, and the resignations of certain other non-officer employees, named James T. Kowalczyk as President and a Director of the Company, named Mr. Salmon as the Gibbons as Executive Vice President of the Company (responsible for the sales and marketing activities of NSC). Mr. Kowalczyk, for the past 30 years, was a co-founder, director and franchiser in Pittsburgh, Pennsylvania with Budget Marketing, Inc. and was a co-founder and senior officer of 2001/VIP Clubs of America.

Legal Proceedings

The award in binding arbitration proceeding between and among TNI, GECCS and News was entered in favor of TNI on October 10, 1996 for $1,250,000. GECCS appealed the award to the U.S. Northern District Court of Georgia on October 10, 1996 (Case No. 96-OV-2819JEC) on the grounds that the arbitrators exceeded their powers by awarding TNI damages under the contract between and among TNI, GECCS and News. The Company cannot predict when the appeal will be heard but, has been advised by its counsel that there is substantial likelihood the award will be upheld.

In May 1996, the Company informed the principals of Coast Communications, Inc. ("CCI") that the Company was canceling the acquisition of CCI and terminating all of the related acquisition documents. The principals filed suit to enforce promissory notes ($300,000) which were issued by the Company. The notes and associated documentation call for a return of CCI shares in the event of non-payment. This matter has been referred by court order to mandatory arbitration in the State of Florida. On May 21, 1997, the principals of CCI filed a demand for arbitration with the American Arbitration Association. The Company is in the process of filing a response to the American Arbitration Association in connection with CCI's demand for arbitration. The Company believes this action is without merit and intends to vigorously defend the action.

The Company and its subsidiaries and Messrs. Williams and Salmon are also parties in various administrative actions and legal proceedings, including actions arising in connection with sales of the Company's securities. These legal proceedings and administrative actions could have an adverse impact on determine the impact of resolution of these matters on its financial position or results of operations. Following is a brief description of such administrative actions and legal proceedings.

On April 15, 1997, Mr. Ken Lame', as Plaintiff, filed an action in the United States District Court, District Court of Utah, Central Division (Case No. 2:97CV0292W) against the Company and NSC, as Defendants. This action arises from a consulting contract between Mr. Lame' and the Company. The action seeks approximately $250,000, plus interest for payments due under the consulting agreement. The Company believes this action to be without merit and intends to vigorously defend the action.

On January 10, 1997, Mr. James Gary May, as Plaintiff, filed an action in the Circuit Court of the Tenth Judicial Circuit in and for Polk County, Florida (Case No. GC-G-97-80-Section 07) against the Company and NSC, as Defendants. This action arises out of a loan agreement entered into between NSC and Mr. May. The principal amount of the loan agreement is $100,000 and is in default. This action seeks a judgment for the principal amount of the loan, plus interest and attorney's fees. The Company is pursuing settlement of this action.

On January 21, 1997, Mr. Telford Walker, as Plaintiff, filed an action in the Superior Court in the State of California in and for the County of Orange (Case No. 774312) against the Company, Mr. Steve Williams and Mr. Ed Salmon, as Defendants. This action arises from a loan agreement between the Company and Mr. Telford Walker. The principal amount of the loan agreement is $200,000 and is in default. This action also alleges that Messrs. Williams and Salmon made inaccurate representations to Mr. Walker in the course of negotiating the loan agreement. The Company is pursuing settlement of this action.

On May 1, 1997, Mr. John Jassy, as Plaintiff, filed an action in the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Fl., Civil Division (Case No. 97-3103-CI-20) against the Company, Mr. Steve Williams and Mr. Ed Salmon, as Defendants. This action alleges that numerous misrepresentations and deceptive statements were made to Mr. Jassy and certain family members of Mr. Jassy to induce them to purchase the Company's securities. The action seeks rescission of those security purchases, payment of compensation due Mr. Jassy during his employ by the Company as an executive officer and repayment of a loan made to Mr. Williams by Mr. Jassy. This action seeks approximately $450,000, plus interest and attorney's fees. The Company believes this action to be without merit and intends to vigorously defend the action.

On May 21, 1997, Mr. Jeff Good, as Plaintiff, filed an action in the United States District Court, Southern District of Iowa, Davenport Division (Case No. 3-97-CV-80085) against the Company for amounts due Mr. Good under an employment agreement between Mr. Good and one of the Company's subsidiaries (which is no longer conducting business). This action seeks compensation and benefits under the employment agreement in excess of $200,000. The Company believes this action to be without merit and intends to vigorously defend the action.

Mr. John Looney, a former principal and executive officer of NSC, has filed an action with the Texas Employment Commission (Claim No. 97-004016-1) against SCI and NSC for unpaid salary, bonuses and benefits. The Company believes this action is without merit and intends to vigorously defend the action. The total amount claimed by Mr. Looney is in excess of $700,000.

Item 6.

Stephen E. Williams and David J. Olivet resigned as Directors of Systems Communications, Inc., effective July 2, 1997 and June 27, 1997, respectively.

Both Messrs. Williams and Olivet notified the registrant in their respective resignation letters to the Board of Directors that each had certain disagreements with the registrant on matters relating to the registrants operating policies and practices. Both Messrs. Williams and Olivet alleged that the Company's Board of Directors was interfering with the efforts of management to reverse the registrant's operation losses, that the Board has disregarded the interests of creditors, shareholders and management and that certain Board members have taken actions without prior approval or full consideration of the Board.

Both Messrs. Williams (until his resignation as President & CEO of the Company in April 1997 and as Director in July 1997) and Olivet (until his resignation as President of TNI in February, 1997 and as Director in June 1997) were executive officers of the Company or a subsidiary of the Company and, in such capacities, had day-to-day influence over the operating policies and practices of the Company. Both Messrs. Williams and Olivet also made operating decisions that, as a matter of formality, were subsequently submitted to the Board for ratification. Each of Messrs. Williams and Olivet appear to be confused about the responsibilities of a member of the Board of Directors versus those of an executive officer.

Mr. Williams also alleges that the Company has no Operational or Business Plan. This is false. Mr. Williams was present at the May 27, 1997 meeting of the Board of Directors at which meeting management presented a Business Plan to the Board. The Company is pursuing implementation of that plan and is recruiting personnel to carry-out the plan.

Mr. Williams also refers to a special Board meeting of June 18, 1997. The meeting of June 18, 1997 was not a meeting of the Board. At the meeting, three (3) of five (5) directors were present, including Mr. Williams. Notice was neither given nor waived and a director's meeting was not convened. Several creditors were also present.

As a general comment, management has sought written proposals from persons, including individual directors, who have been critical of the Company's operations. To date, no plan has been submitted by any such person or group of persons.

Item 7. Financial Statements And Exhibits
(c)Exhibits

(10)   7. Employment Contracts
          (j)  Karen Wolfe
          (k)  James W. Wolfe
          (l)  Eric R. Wolfe

(10)  35. Heads of Agreement for change in Management of National
          Solutions Corporation.

(10) 36. Rescission Agreement, dated May 21, 1997 by and between the Company, Ameristar Telecommunications, Inc., Mark Woodward and Russell Armstrong.

(10)  37. Promissory note dated May 21, 1997 between ATI and the
          Company.

(10) 38. Agreement dated as of June 9,1997 by and among the Company, Karen Wolfe and Eric Wolfe, Eric Wolfe, on behalf of his infant son, Tyler Wolfe, and Lori Wolfe, wife of Eric Wolfe, on behalf of herself and her infant son Tyler Wolfe.

(10) 39. Cooperative Marketing and Option Agreement dated June 9, 1997 between HMT and the Company.

(10) 40. Purchase and Sale Agreement between TNI and International TeleData Corporation dated January 31, 1997.

(10) 41. Form of Convertible Debenture in the amount of $500,000 between International TeleData Corporation and TNI.

(10) 42. Memorandum dated June 16, 1997 from the Department of the Army regarding renewal of the Cooperative Research and Development Agreement between the Company and the Department of the Army.

(17)   1. Resignation Letter of Stephen Williams.

(17)   2. Resignation Letter of David J. Olivet

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYSTEMS COMMUNICATIONS, INC.               Date: July 25, 1997


By   /s/ Edwin B. Salmon, Jr.
-------------------------------------
 	Edwin B. Salmon, Jr
 	Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION OF EXHIBITS
--------     -----------------------

(10)   7.  Employment Contracts
          (j)  Karen Wolfe
          (k)  James W. Wolfe
          (l)  Eric R. Wolfe

(10)  35. Heads of Agreement for change in Management of National
          Solutions Corporation.

(10) 36. Rescission Agreement, dated May 21, 1997 by and between the Company, Ameristar Telecommunications, Inc., Mark Woodward and Russell Armstrong.

(10)  37. Promissory note dated May 21, 1997 between ATI and the
          Company.

(10) 38. Agreement dated as of June 9,1997 by and among the Company, Karen Wolfe and Eric Wolfe, Eric Wolfe, on behalf of his infant son, Tyler Wolfe, and Lori Wolfe, wife of Eric Wolfe, on behalf of herself and her infant son Tyler Wolfe.

(10) 39. Cooperative Marketing and Option Agreement dated June 9, 1997 between HMT and the Company.

(10) 40. Purchase and Sale Agreement between TNI and International TeleData Corporation dated January 31, 1997.

(10) 41. Form of Convertible Debenture in the amount of $500,000 between International TeleData Corporation and TNI.

(10) 42. Memorandum dated June 16, 1997 from the Department of the Army regarding renewal of the Cooperative Research and Development Agreement between the Company and the Department of the Army.

(17)  1. Resignation Letter of Stephen Williams.

(17)  2. Resignation Letter of David J. Olivet